UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Republic Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

OF REPUBLIC BANCORP, INC.

THURSDAY, APRIL 22, 2010

To our shareholders:  You are cordially invited to attend the 2010 Annual Meeting of Shareholders of Republic Bancorp, Inc.  The following are details for the meeting:

Date:      Thursday, April 22, 2010                                     Time:      9:00 A.M., EDT

Place:    Republic Bank Building, Lower Level, 9600 Brownsboro Road, Louisville, Kentucky 40241

Items on the agenda:

1.             To elect eight directors;

2.             To ratify the appointment of Crowe Horwath LLP as the independent registered public accounting firm for 2010; and,

3.             To transact such other business as may properly come before the meeting.

Record date: The close of business on February 16, 2010 is the record date for determining the shareholders entitled to notice of, and to vote at, the 2010 Annual Meeting of Shareholders.

Your vote is important.  Whether or not you plan to attend the Annual Meeting of Shareholders, we hope you will vote as soon as possible.  Please review the instructions with respect to each of your voting options as described in the proxy statement and the Notice of Internet Availability of Proxy Materials.

IF YOU PLAN TO ATTEND:  Please note that space limitations may make it necessary to limit attendance at the Annual Meeting of Shareholders.  Shareholders holding stock in brokerage accounts (“street name holders”) may be asked to produce a brokerage statement reflecting stock ownership as of the record date and provide photo identification. Cameras, recording devices or other like forms of electronic devices will not be permitted at the Annual Meeting of Shareholders.

Very truly yours,

Steven E. Trager
President and Chief Executive Officer

Louisville, Kentucky

This notice of annual meeting and proxy statement and form of proxy are being distributed and made available on or about March 12, 2010.

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to be Held on April 22, 2010.

The proxy statement and annual report to shareholders are available online at www.investorvote.com/RBCAA.

REPUBLIC BANCORP, INC.

601 West Market Street

Louisville, Kentucky  40202

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Republic Bancorp, Inc. (the “Company” or “Republic”).  The proxies will be voted at the 2010 Annual Meeting of Shareholders (“Annual Meeting”) of Republic on April 22, 2010, and at any adjournments of the meeting.

This proxy statement, notice of annual meeting and form of proxy are first being mailed or made available to shareholders on or about March 12, 2010.  As used in this document, the terms “Republic,” the “Company,” “we,” “our” and “us” refer to Republic Bancorp, Inc., a Kentucky corporation.

VOTING

Record date.  You are entitled to notice of and to vote at the Annual Meeting, if you held of record, shares of our Class A Common Stock or Class B Common Stock at the close of business on February 16, 2010.  On that date, 18,505,679 shares of Class A Common Stock and 2,308,974 shares of Class B Common Stock were issued and outstanding for purposes of the Annual Meeting.

Voting rights.  Each share of Class A Common Stock is entitled to one (1) vote and each share of Class B Common Stock is entitled to ten (10) votes.  Based on the number of shares outstanding as of the record date, the shares of Class A Common Stock are entitled to an aggregate of 18,505,679 votes, and the shares of Class B Common Stock are entitled to an aggregate of 23,089,740 votes at the Annual Meeting.

Voting by proxy.  If you received the Notice of Internet Availability of Proxy Materials, you may follow the instructions on that notice to access the proxy materials and download the proxy or vote online via the Internet.  If you request a paper or electronic copy of the proxy materials, the proxy will be mailed or e-mailed to you along with the other proxy materials.  If you received a paper copy of this proxy statement, the proxy is enclosed.  If a proxy is properly executed, returned to Republic and not revoked, the shares represented by the proxy will be voted in accordance with the instructions set forth on the proxy.  If no instructions are given, the shares represented will be voted for the Board of Director nominees named in this proxy statement, for the ratification of Crowe Horwath LLP as the Company’s independent registered public accounting firm for 2010 and on other matters in accordance with the recommendations of the Board of Directors. The Board of Directors at present knows of no other business to be brought before the Annual Meeting. However, persons named in the enclosed proxy statement, or their substitutes, will have discretionary authority to vote on any other business which may properly come before the Annual Meeting and any adjournment thereof and will vote the proxies in accordance with the recommendations of the Board of Directors.

You may attend the Annual Meeting even though you have executed a proxy. You may revoke your proxy at any time before it is voted by delivering written notice of revocation to the Secretary of Republic, by delivering a subsequent dated proxy, by voting by telephone or online through the Internet on a later date, or by attending the Annual Meeting and voting in person.

Quorum and voting requirements and counting votes.  The presence in person or by proxy of the holders of a majority in voting power of the combined voting power of the Class A Common Stock and the Class B Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as being present or represented at the Annual Meeting for the purpose of establishing a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner is otherwise present by proxy but does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

The affirmative vote of a plurality of the votes duly cast is required for the election of directors. All other matters presented at the meeting will be approved if the votes cast in favor of the proposal exceed the votes cast opposing the proposal. Abstentions and broker non-votes are not counted as votes cast on any matter to which they relate.

SHARE OWNERSHIP

The following table sets forth certain information regarding the beneficial ownership of the outstanding shares of Republic as of February 16, 2010, based on information available to the Board of Directors. The Class B Common Stock is convertible into Class A Common Stock on a share-for-share basis. In the following table, information in the column headed “Class A Common Stock” does not reflect the shares of Class A Common Stock issuable upon conversion of Class B Common Stock.  Information is included for:

(1)                                  persons or entities who own more than 5% of the Class A Common Stock or Class B Common Stock outstanding;

(2)           directors placed in nomination;

(3)                                  the Chief Executive Officer (“CEO”), the Chief Financial Officer (“CFO”) and the other three executive officers of Republic who earned the highest total salary and bonus during 2009 (the “Named Executive Officers” or “NEOs”); and,

(4)                                  all executive officers and directors of Republic as a group.

Except as otherwise noted, Republic believes that each person named below has the sole power to vote and dispose of all shares shown as owned by such person.  Please note that the table provides information about the number of shares beneficially owned, as opposed to the voting power of those shares.

Executive officers, directors and director nominees as a group (collectively 12 persons) hold 69% of the combined voting power of the Class A and Class B Common Stock which represents 53% of the total number of shares of Class A and Class B Common Stock outstanding as of February 16, 2010 as detailed below:

	Class A Common Stock			Class B Common Stock			Class A and Class B Common Stock Combined
Name	Shares		Percent	Shares		Percent	Shares	Percent

Five Percent Shareholders:

Bernard M. Trager 601 West Market Street Louisville, Kentucky 40202	8,509,756	(1)	46.0%	1,921,863	(2)	83.2%	10,431,618	50.1%

Steven E. Trager 601 West Market Street Louisville, Kentucky 40202	8,295,384	(3)	44.8	1,125,744	(4)	48.8	9,421,127	45.2

A. Scott Trager 601 West Market Street Louisville, Kentucky 40202	8,173,551	(5)	44.1	1,142,300	(6)	49.5	9,315,851	44.7

Sheldon Gilman, Trustee for the grandchildren of Bernard M. Trager 400 West Market Street Suite 2200 Louisville, Kentucky 40202	7,967,392	(7)	43.0	1,107,515	(8)	48.0	9,074,907	43.6

Teebank Family Limited Partnership 7413 Cedar Bluff Court Prospect, Kentucky 40059	7,165,051	(9)	38.7	939,449	(9)	40.7	8,104,500	38.9

The Jaytee Properties Limited Partnership 7413 Cedar Bluff Court Prospect, Kentucky 40059	750,067	(9)	4.1	168,066	(9)	7.3	918,133	4.4

Directors, Nominees and Executive Officers:

Craig A. Greenberg	2,326	(10)	*	—		*	2,326	*
Michael T. Rust	5,595	(11)	*	—		*	5,595	*
Sandra Metts Snowden	24,964	(12)	*	—		*	24,964	*
R. Wayne Stratton	18,954	(13)	*	2,063	(14)	*	21,017	*
Susan Stout Tamme	9,139	(15)	*	—		*	9,139	*
Bernard M. Trager	8,509,756	(1)	46.0	1,921,863	(2)	83.2	10,431,618	50.1
Steven E. Trager	8,295,384	(3)	44.8	1,125,744	(4)	48.8	9,421,127	45.2
A. Scott Trager	8,173,551	(5)	44.1	1,142,300	(6)	49.5	9,315,851	44.7
William R. Nelson	1,651	(16)	*	—		*	1,651	*
Kevin Sipes	39,858	(17)	*	—		*	39,858	*
Steven E. DeWeese	61,762	(18)	*	—		*	61,762	*
Robert J. Arnold	4,333	(19)	*	—		*	4,333	*

Directors, Nominees and All Executive Officers (12 persons):	9,046,113		48.8%	1,976,939		85.6%	11,023,052	52.9%

* Represents less than 1.0% of total

(1)                                  Includes 7,165,051 shares held of record by Teebank Family Limited Partnership (“Teebank”) and 750,067 shares held of record by Jaytee Properties Limited Partnership (“Jaytee”).  With respect to Teebank and Jaytee, Bernard M. Trager is a limited partner and his spouse, Jean S. Trager, is a limited partner and co-trustee of a trust which is a general partner of each of these limited partnerships.  Also includes 270,924 shares held of record by the Trager Family Foundation, a charitable foundation organized under Section 501(c)(3) of the Internal Revenue Code of which Bernard M. Trager is a director.  Bernard M. Trager shares voting and investment power over these shares with Jean S. Trager, Steven E. Trager, and Shelley Trager Kusman. Also includes 3,310 shares allocated to Bernard M. Trager under Republic’s Employee Stock Ownership Plan (“ESOP”) and 7,891 shares held in a 401(k) plan.

(2)                                  Includes 939,449 shares held of record by Teebank and 168,066 shares held of record by Jaytee. With respect to Teebank and Jaytee, Bernard M. Trager is a limited partner and his spouse, Jean S. Trager, is a limited partner and co-trustee of a trust which is a general partner of each of these limited partnerships.  Also includes 142,764 shares owned by Jean S. Trager and 1 share held in a 401(k) plan.

(3)                                  Includes 7,165,051 shares held of record by Teebank and 750,067 shares held of record by Jaytee. With respect to Teebank and Jaytee, Steven E. Trager is a general and limited partner, as well as co-trustee of a trust which is a general partner of each of these limited partnerships.  Trusts for the benefit of, among others, Steven E. Trager’s two minor children, are limited partners of both Teebank and Jaytee. Includes 7,478 shares held by Steven E. Trager’s spouse. Includes 270,924 shares held of record by the Trager Family Foundation. Steven E. Trager shares voting and investment power over these shares with Jean S. Trager, Bernard M. Trager, and Shelley Trager Kusman.  Also includes 4,140 shares allocated to Steven E. Trager under the ESOP and 7,573 shares held in a 401(k) plan.

(4)                                  Includes 939,449 shares held of record by Teebank and 168,066 shares held of record by Jaytee. With respect to Teebank and Jaytee, Steven E. Trager is a general and limited partner as well as co-trustee of a trust which is a general partner of each of these limited partnerships. Trusts for the benefit of, among others, Steven E. Trager’s two minor children are limited partners of both Teebank and Jaytee.  Also includes 1,215 shares held in a 401(k) plan.

(5)                                  Includes 7,165,051 shares held of record by Teebank and 750,067 shares held of record by Jaytee. A. Scott Trager is a limited partner with shared voting authority of both Teebank and Jaytee. Includes 51,697 shares held of record by a family trust of which A. Scott Trager is a co-trustee and a beneficiary. Also includes 4,140 shares allocated to A. Scott Trager under the ESOP, 32,954 shares held in a 401(k) plan and 4,410 shares for options that are exercisable within 60 days.

(6)                                  Includes 939,449 shares held of record by Teebank and 168,066 shares held of record by Jaytee. A. Scott Trager is a limited partner with shared voting authority of both Teebank and Jaytee. Includes 4,107 shares held of record by a family trust of which A. Scott Trager is a co-trustee and a beneficiary. Also includes 1,190 shares held in a 401(k) plan.

(7)                                  Includes 7,165,051 shares held of record by Teebank and 750,067 shares held of record by Jaytee. Sheldon Gilman, as trustee for the grandchildren of Bernard M. Trager, is a limited partner.  Sheldon Gilman shares voting authority of both Teebank and Jaytee as a member of each partnership’s voting committee.  Also includes 39,307 shares held by Sheldon Gilman’s spouse.

(8)                                  Includes 939,449 shares held of record by Teebank and 168,066 shares held of record by Jaytee.  Sheldon Gilman, as trustee for the grandchildren of Bernard M. Trager, is a limited partner.  Sheldon Gilman shares voting authority of both Teebank and Jaytee as a member of each partnership’s voting committee.

(9)                                  Teebank and Jaytee are limited partnerships of which Bernard M. Trager, Steven E. Trager, A. Scott Trager and Sheldon Gilman, as trustee for the grandchildren of Bernard M. Trager, are limited partners. Steven E. Trager is a general and limited partner of Teebank and Jaytee and is co-trustee with Jean S. Trager of a trust which is a general partner of Teebank and Jaytee. Teebank and Jaytee have a voting committee comprised of Steven E. Trager, A. Scott Trager and Sheldon Gilman, as trustee for the grandchildren of Bernard M. Trager.  The committee directs the voting of the shares held by Teebank and Jaytee. The following table provides information about the units of Teebank and Jaytee owned by directors and officers of Republic.  The number of units owned by the partners of Teebank and Jaytee are identical in each partnership.

			Percent of
Name	Number of Units		Units Outstanding

Bernard M. Trager	1,028,010	(a)	51.4%
Steven E. Trager	311,324	(b)	15.6
A. Scott Trager	5,281		*
Sheldon Gilman, as trustee	385,320		19.3

* - Represents less than 1.0% of total

(a)                                  Includes 533,905 limited units held by Jean S. Trager and 20,000 general units held by the Jean S. Trager Trust.

(b)                                 Includes 271,324 limited and 20,000 general units held in a revocable trust and 20,000 general units held by the Jean S. Trager Trust.

(10)              Includes 2,326 shares held by Craig A. Greenberg in a deferred compensation plan.

(11)     Includes 3,550 shares held by Michael T. Rust in a deferred compensation plan.

(12)              Includes 247 shares held by Sandra Metts Snowden’s spouse.  Also includes 4,245 shares held by Sandra Metts Snowden in a deferred compensation plan.

(13)              Includes 5,352 shares held jointly by R. Wayne Stratton with his spouse and 11,423 shares held by R. Wayne Stratton’s spouse. R. Wayne Stratton shares investment and voting power over these shares.  Also includes 2,179 shares held by R. Wayne Stratton in a deferred compensation plan.

(14)              Includes 849 shares held jointly by R. Wayne Stratton with his spouse and 1,214 shares held by R. Wayne Stratton’s spouse.  R. Wayne Stratton shares investment and voting power over these shares.

(15)     Includes 3,427 shares held by Susan Stout Tamme in a deferred compensation plan.

(16)              Includes 1,651 shares allocated to William R. Nelson under the ESOP.

(17)              Includes 3,628 shares allocated to Kevin Sipes under the ESOP and 4,410 shares for stock options held by Kevin Sipes that are exercisable within 60 days.

(18)              Includes 3,467 shares allocated to Steven E. DeWeese under the ESOP and 4,339 shares for stock options held by Steven E. DeWeese that are exercisable within 60 days.  Also includes 5,682 shares held in a 401(k) plan.

(19)              Includes 454 shares allocated to Robert J. Arnold under the ESOP.  Also includes 2,380 shares held in a 401(k) plan.

PROPOSAL ONE: ELECTION OF DIRECTORS

Republic’s Board of Directors is comprised of one class of directors that are elected annually.  Each director serves a term of one (1) year or until his or her successor is duly elected or qualified.  Republic’s Bylaws provide for not less than five (5) nor more than fifteen (15) directors. In accordance with the Company’s Bylaws, the Board of Directors has fixed the number of directors to be elected at the 2010 Annual Meeting at eight (8). The Nominating Committee and the Board of Directors have nominated for election as directors: Bernard M. Trager, Steven E. Trager, A. Scott Trager, Craig A. Greenberg, Michael T. Rust, Sandra Metts Snowden, R. Wayne Stratton and Susan Stout Tamme. Each of the nominees is a current member of the Board of Directors.

Directors Bernard M. Trager, Steven E. Trager and A. Scott Trager also serve as directors of Republic Bank & Trust Company and Directors Steven E. Trager and A. Scott Trager also serve as directors of Republic Bank, a federally chartered thrift subsidiary based in Florida. Independent director nominees Craig A. Greenberg, Michael T. Rust, Sandra Metts Snowden, R. Wayne Stratton and Susan Stout Tamme comprise a majority of the Board of Directors and qualify as independent directors as defined in Rule 4200(a)(15) of the NASDAQ listing standards. While the Company is a “controlled company” as defined under the NASDAQ rules and thus is entitled to an exemption from the majority independence rule, the Company has not elected this exemption for its 2010 election of directors, but reserves the right to claim this exemption in the future.

Neither the Nominating Committee nor the Board of Directors has reason to believe that any nominee for director will not be available for election or to serve following election. However, if any of the nominees should become unavailable for election, and unless authority is withheld, the holders of the proxies solicited hereby will vote for such other individual(s) as the Nominating Committee or the Board of Directors may recommend.

The following table details the indicated information for each nominee and incumbent director and for the other currently serving executive officers who are listed in the compensation tables which follow but who are not nominees or incumbent directors:

Name and Principal Occupation for Past Five Years	Age	Director Since

Director Nominees:

Bernard M. Trager serves as Chairman of Republic. Prior to 1998, he also served as CEO of Republic and as Chairman of Republic Bank & Trust Company, Republic’s principal bank subsidiary.

Bernard M. Trager began his career in the field of banking and finance in 1952. He was a co-founder and Chief Executive Officer of Union Trust, a Kentucky Industrial Loan Corporation, which subsequently became a publicly held corporation. He has also served as President, Chief Executive Officer, Executive Consultant and Chairman of the Board of financial services companies. He is also the founder, and he and his family are majority stockholders, of Republic Bancorp, Inc. He is an adopted alumnus of the University of Louisville. He is a former Director of multiple community organizations, including, but not limited to: Fund for the Arts, Cathedral Heritage Foundation, Greater Louisville, Inc., the Metro Chamber of Commerce, Boy Scouts of America, Louisville Community Foundation, Louisville/Jefferson County Redevelopment Authority, and Health Enterprises Network. He was named Professional Entrepreneur of the Year by Louisville’s Entrepreneur Society. In addition to his many positions of leadership and management, he has been a primary contributor and leader of growth of the Company from modest beginnings to the largest Kentucky based community bank in the Commonwealth of Kentucky. Based on Bernard M. Trager’s experience as a Bank Board Director, his direct banking experience, his proven leadership skills, his extensive community involvement and specific experience qualifications and attributes herein disclosed, the Board has determined that he should continue to serve as a Director.

	81	1974

Steven E. Trager began serving as President and CEO of Republic and Chairman and CEO of Republic Bank & Trust Company in 1998. He also has served as Chairman of Republic Bank since October, 2006. From 1994 to 1997 he served as Vice Chairman and from 1994 to 1998 he served as Secretary of Republic.

Steven E. Trager received his undergraduate degree in finance at the University of Texas at Austin. He received his Juris Doctor degree from the University of Louisville Brandeis School of Law and has engaged in the practice of law with the firm of Wyatt, Tarrant & Combs. He has more than twenty years banking experience. In 1994, he provided the leadership resulting in the complex merger and reorganization of the Republic group of multiple banks into a consolidated and more efficient banking structure. He provided the leadership for the Company’s initial public offering. He also has direct experience in banking, finance, operations and retail management. His banking experience includes his service as past chairman for the Kentucky Bankers Association and his service as a board member of the Federal Reserve Bank of St. Louis’ Louisville Branch. He also has leadership and directorate experience in multiple community service organizations. Based on Steven E. Trager’s experience as a Bank Board Director, his direct banking experience, his proven leadership skills, his education and legal background, his extensive community involvement and his specific experience, qualifications and attributes herein disclosed, the Board has determined that he should continue to serve as a Director.

	49	1988

Name and Principal Occupation for Past Five Years	Age	Director Since

Director Nominees:

A. Scott Trager has served as Vice Chairman of Republic since 1994 and has served as President of Republic Bank & Trust Company since 1984. He has served as a director of Republic Bank since January, 2009.

A. Scott Trager holds a degree in Business Administration from the University of Tennessee and has spent his entire working career in various finance and banking capacities. He has extensive leadership experience in marketing, operations and retail branch management. He has extensive community board experience and broad-based community connections in the metropolitan Louisville area. Based on A. Scott Trager’s experience as a Bank Board Director, his direct banking experience, his proven leadership skills, his educational background, his extensive community involvement and his specific experience, qualifications and attributes herein disclosed, the Board has determined that he should continue to serve as a Director.

	57	1990

Craig A. Greenberg is of counsel with the general legal services law firm of Frost Brown Todd, LLC in Louisville, Kentucky. In addition, a good deal of his time is spent as a member of the development team of Museum Plaza, a planned 1.2 million square foot mixed-use development on Louisville’s waterfront, and as Vice Chair of 21c Museum Hotels LLC. He served as a director of Republic Bank & Trust Company from November, 2006 to April, 2008 and has served as a director of Republic from April, 2008 to present.

Craig A. Greenberg is a graduate of the University of Michigan where he served as Student Government President. He is a Harvard Law School cum laude graduate. He has extensive experience in securing and deploying New Market Tax Credit investments and other federal tax credit programs. He has demonstrated skill in the raising and investment of assets in low-income communities across the country. He has direct experience in commercial finance and the development of multi-million mixed use commercial developments. He is the recipient of multiple community honors and is active in local civic and charitable organizations. Based on Craig A. Greenberg’s experience as a Bank Board Director, his commercial finance and development knowledge, his educational background, including legal knowledge and skills, his extensive community involvement and his specific experience, qualifications and attributes herein disclosed, the Board has determined that he should continue to serve as a Director.

	36	2008

Michael T. Rust is President of Kentucky Hospital Association (“KHA”), located in Louisville, Kentucky. He served as a director of Republic Bank & Trust Company from May, 2001 to April, 2007 and has served as a director of Republic from April, 2007 to present.

Michael T. Rust graduated from the Glenville State College in West Virginia where he received his undergraduate degree in Business Administration. He received a Master’s degree in Public Health from the University of Tennessee. He serves as a Community Based Faculty Member at the University of Kentucky. In his role as President of the KHA, he has extensive management and regulatory experience. He also has extensive advocacy experience in Washington, D.C. and Frankfort, Kentucky. He is a proven recruiter and organizer and has significant community involvement experience. He has leadership and directorate experience in multiple community service organizations. As a member of the Audit Committee, he is able to read and understand basic financial statements, such as a balance sheet, income statement and cash flow statements. Based on Michael T. Rust’s experience as a Bank Board Director, his managerial and regulatory compliance background, his business and education background, his extensive community involvement, including governmental affairs and his specific experience, qualifications and attributes herein disclosed, the Board has determined that he should continue to serve as a Director.

	58	2007

Name and Principal Occupation for Past Five Years	Age	Director Since

Director Nominees:

Sandra Metts Snowden is President of Metts Company Inc., d/b/a Metts Company Realtors, Sandy Metts & Associates, a real estate sales, management, brokerage and development firm located in Louisville, Kentucky. She served as a director of Republic Bank & Trust Company from May, 1994 to April, 1999 and has served as a director of Republic from April, 1999 to present.

Sandra Metts Snowden is a Certified Property Manager and a Certified Commercial Investment Member with an extensive background in management and real estate, including real estate sales, operations, maintenance, renovation, financing and leasing. As a member of the Audit Committee, she is able to read and understand basic financial statements, such as balance sheet, income statement and cash flow statements. She has experience as a Comprehensive Planning Committee member for the City of Louisville and her board appointments include a Kentucky gubernatorial appointment to the Board of Trustees of the University of Louisville. She has served in various roles with multiple community organizations and has been actively involved in Kentucky political campaigns in various high level capacities. At the same time, she has assumed volunteer roles in numerous non-profit organizations as a director, volunteer and fund raiser. Based on Sandra Metts Snowden’s experience as a Bank Board Director, her managerial and real estate background, her entrepreneurial business background, her extensive community involvement and her specific experience, qualifications and attributes herein disclosed, the Board has determined that she should continue to serve as a Director.

	64	1999

R. Wayne Stratton is a Certified Public Accountant and a member-owner of the public accounting firm of Jones, Nale & Mattingly PLC located in Louisville, Kentucky. He served as a director of Republic Bank & Trust Company from November, 1994 to April, 1995 and has served as a director of Republic from April, 1995 to present, while also serving as Republic’s financial expert on the Audit Committee.

R. Wayne Stratton is a graduate of the University of Cincinnati with a Bachelor of Arts degree and a major in Accounting. He is accredited in Business Valuations by the American Institute of Certified Public Accountants and holds a Diplomat Certification in Forensic Accounting from the American College of Forensic Examiners. As a member of the Audit Committee, he is able to read and understand basic financial statements, such as a balance sheet, income statement and cash flow statements. He has been recognized as a top national tax accountant by Money Magazine and has received recognition and awards for his accounting expertise from multiple sources, including Who’s Who in Accounting and Finance and Who’s Who in Executives and Business. He has extensive experience in both the preparation and review of financial statements and statements of condition of publicly traded stock corporations. He meets the requirements for a financial expert as required by NASDAQ. Based on R. Wayne Stratton’s experience as a Bank Board Director, his managerial and accounting background, his education and certification as a Certified Public Accountant, his business background and his specific experience, qualifications and attributes herein disclosed, the Board has determined that he should continue to serve as a Director.

	62	1995

Name and Principal Occupation for Past Five Years	Age	Director Since

Director Nominees:

Susan Stout Tamme is President and CEO of Baptist Hospital East and Vice President of Baptist Healthcare System, Inc. located in Louisville, Kentucky. She served as a director of Republic Bank & Trust Company from March, 1999 to April, 2003 and has served as a director of Republic from April, 2003 to present.

Susan Stout Tamme received an Associate degree in nursing from Eastern Kentucky University, a Bachelor of Science degree in nursing from the University of Louisville and a Master of Science degree in Health Systems Administration, also from the University of Louisville. She has extensive experience in administration, specifically in broad based multi-hospital systems and is proficient in working with department heads, clinical staff and governing regulatory bodies. She has leadership and directorate experience in multiple community service organizations and has received multiple community service awards for excellence and achievement. Based on Susan Stout Tamme’s experience as a Bank Board Director, her managerial and administrative background, regulatory compliance experience, her extensive community involvement and her specific experience, qualifications and attributes herein disclosed, the Board has determined that she should continue to serve as a Director.

	59	2003

Non-Director Executive Officers:

Kevin Sipes has served as Executive Vice President and Treasurer of Republic and Republic Bank & Trust Company since January, 2002 and CFO of Republic and Republic Bank & Trust Company since October, 2000. He has served as a director of Republic Bank since October 2006. He began serving as Chief Accounting Officer and Controller of Republic Bank & Trust Company in 2000. He joined Republic Bank & Trust Company in 1995.	38	N/A

Robert J. Arnold joined Republic Bank & Trust Company in August, 2006 as Senior Vice President (“SVP”), Chief Operating Officer (“COO”) of Commercial Lending. On July, 2007, he assumed the responsibility of Executive Director of Republic Bank, in addition to his Commercial Lending responsibilities. In January, 2009, he also assumed responsibility for Republic Bank and Trust Company’s Treasury Management Group. Prior to his employment at Republic Bank & Trust Company and Republic Bank, he was Market President with Irwin Union Bank from June, 2000 to August, 2006.	51	N/A

William R. Nelson has served as President, Tax Refund Solutions, of Republic Bank & Trust Company since 2007. He previously served as Director of Relationship Management of HSBC, Taxpayer Financial Services, in 2004 and was promoted to Group Director — Independent Program in 2006 through 2007. He previously served as Director of Sales, Marketing and Customer Service with Republic Bank & Trust Company from 1999 through 2004.	46	N/A

Steven E. DeWeese joined Republic Bank & Trust Company in May, 1990 as an Assistant Banking Officer. He was promoted to Banking Officer in June, 1991, and in July, 1992 he was promoted to Associate Operating Officer. In July, 1993, he was promoted to AVP/Associate Manager. In August, 1996, he was again promoted to Vice President (“VP”) & COO of the Hurstbourne Parkway banking center. On January, 2000, he was promoted to SVP. In January, 2003, he was promoted to Managing Director of Business Development. In January, 2006, he was promoted to Managing Director of Retail Banking, and in January, 2010 he was promoted to Executive Vice President.

	41	N/A

None of the directors placed in nomination have held in the past five years any directorships in any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, as amended.

Republic’s directors were elected at the most recent Annual Meeting held on April 23, 2009, to a one (1) year term. The Company’s executive officers are selected by the Board of Directors and hold office at the discretion of the Board of Directors.

Bernard M. Trager, Steven E. Trager and A. Scott Trager are relatives. Bernard M. Trager is the father of Steven E. Trager and the uncle of A. Scott Trager; Steven E. Trager and A. Scott Trager are cousins.

The Board of Directors and its Committees

The Board

Each Director is expected to devote sufficient time, energy and attention to ensure diligent performance of his or her duties and to attend all Board, committee and stockholders’ meetings. The Board of Directors held six (6) regularly scheduled board meetings during 2009.  Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and the committees on which such directors served during their respective terms of service in 2009.  In addition, the directors attended and were paid for one Bank board meeting in 2009.  The Company believes it is both prudent and expedient and in the best interest of shareholders that the CEO and Chairman positions are combined and that such combination has no negative effect of the operation and direction of the Company.  This structure allows the independent directors to concentrate on the oversight of the Company without the added burden of also addressing what are normally less material day to day managerial concerns.  The Company does not have a lead independent director, but the independent directors meet privately following each Board meeting and have the authority to speak with any officer or employee and also have direct access to auditors, accountants and attorneys, if so requested.

While the Board is ultimately responsible for risk oversight, selected Board committees play an important role in assisting the Board in fulfilling its oversight responsibilities.  The Board evaluates risk factors at its regularly scheduled board meetings and also more specifically through its Nominating Committee, Compensation Committee, Audit Committee and its Compliance and Community Reinvestment Committee, a Committee that operates at its principal subsidiary, Republic Bank & Trust Company but which is chaired by a Bank director.  The Board receives regular and timely reports from these committees.  More specifically, the Audit Committee also regularly reviews risks associated with insurance, credit, debt, financial, accounting, legal, reputational, compliance, third party, information technology security and other risk management areas of the Company.  In addition, the Nominating Committee considers risks related to succession planning.  The Compensation Committee considers risks related to the attraction and retention of critical employees and risks relating to the Company’s compensation programs and contractual employee arrangements.  The Compensation Committee also reviews compensation and benefit plans affecting employees in addition to those applicable to executive officers.  The Board considers strategic risks and opportunities and regularly receives detailed reports from its committees regarding risk oversight.  The Company’s Board also receives regular reports directly from management and the Board is responsible for setting and formally approving policies regarding risk management and compliance oversight, as well as other matters.  The Company employs a high level Risk Manager who regularly attends all Company Board meetings and who reports directly to the Chairman and CEO of the Company.

Committees of the Board

The Board has three (3) standing committees to facilitate and assist the Board in the execution of its responsibilities. The Board committees currently consist of the Audit Committee, the Compensation Committee and the Nominating Committee. In accordance with NASDAQ listing standards, all the board committees are comprised solely of non-employee, independent directors (as determined by the Board in accordance with Rule 4200(a)(15) of the NASDAQ listing standards and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934). Charters for each board committee, as well as the Code of Conduct and Ethics, are available on the Company’s website at www.republicbank.com.  Please note, however, that the information contained on the website is not incorporated by reference in, or considered to be a part of, this Proxy Statement.

The table below details current membership for each of the standing Board committees:

Audit Committee	Compensation Committee	Nominating Committee
Michael T. Rust	Craig A. Greenberg	Craig A. Greenberg
Sandra Metts Snowden	Sandra Metts Snowden*	Sandra Metts Snowden*
R. Wayne Stratton, CPA*	Susan Stout Tamme	Susan Stout Tamme

* - Denotes Committee Chairperson

The Audit Committee held five (5) meetings during 2009. The Board of Directors has evaluated the credentials of and designated and appointed R. Wayne Stratton, CPA, as Chairman of the Audit Committee and as the “audit committee financial expert” as required by Section 407 of the Sarbanes-Oxley Act of 2002.

Republic’s Board of Directors adopted a written charter for the Audit Committee, which sets out the functions and responsibilities of the Audit Committee. As described in the charter, the Audit Committee, among other things, is directly responsible for the selection, oversight and compensation of the Company’s independent registered public accounting firm. It is also responsible for the oversight of the accounting and financial reporting processes of the Company, audits of the financial statements and pre-approval of any non-audit services of the independent registered public accounting firm. The Audit Committee is responsible for making recommendations to the Board of Directors with respect to: the review and scope of audit arrangements; the independent registered public accounting firm’s suggestions for strengthening internal accounting controls; matters of concern to the Audit Committee, the independent registered public accounting firm, or management relating to Republic’s consolidated financial statements or other results of the annual audit; the review of internal accounting procedures and controls with Republic’s financial and accounting staff; the review of the activities and recommendations of Republic’s Internal Auditor and compliance auditors; and the review of the consolidated financial statements and other financial information published by Republic. Auditors for the Company are required to report directly to the Audit Committee. The Audit Committee is required to pre-approve all audit and permitted non-audit services provided by its independent registered public accounting firm.

The Compensation Committee held one (1) meeting during 2009. The Compensation Committee makes recommendations to the Board of Directors as to the amount and form of NEO compensation and option awards, if any. The Compensation Committee also reviews and approves Republic’s Management Succession Plan on an annual basis. The Compensation Committee did not utilize the services of an independent consultant in 2009, nor does it have any arrangements with any compensation advisors or consultants. The Chairman and CEO make recommendations to the Compensation Committee with respect to NEO compensation. The Compensation Committee has recommended, and the Board of Directors has approved and adopted, a Code of Conduct and Ethics Policy that applies to all directors, officers and employees, including the principal executive and financial officers, the controller and the principal accounting officer. The Company intends to post amendments to, or waivers from, its Code of Conduct and Ethics Policy, if any, that apply to the principal executive and financial officers, the controller or the principal accounting officer on its website.  There were no amendments or waivers approved, granted or posted in 2009.

The Nominating Committee held one (1) meeting in 2009. In 2010, the Nominating Committee and the entire Board of Directors approved the director nominees to be considered for election at the Annual Meeting. The Nominating Committee does not have a formal diversity policy.  All director nominees served as directors during 2009. No candidates for director nominees for the 2010 Annual Meeting were submitted to the Nominating Committee or the Board of Directors for consideration by any non-management shareholder.

The Nominating Committee will consider candidates for director nominees at the 2011 Annual Meeting put forth by security holders. Security holders should submit nominations, if any, to the Company’s Secretary, Michael A. Ringswald at 601 West Market Street, Louisville, Kentucky 40202 no later than November 12, 2010.  The Nominating Committee will consider candidates who have a strong record of community leadership in Republic’s markets.  Candidates should possess a strong record of achievement in both business and civic endeavors, possess strong ethics and display leadership qualities including the ability to analyze and interpret both banking and other endeavors of an entrepreneurial nature and be able to attract new Company relationships.  Board diversity as a whole is also considered. Recommendations of the “Trager Family Members” (generally defined to include Bernard M. Trager, Jean S.

Trager and their descendants, and companies, partnerships or trusts in which they are majority owners or beneficiaries), as well as prior services and performance as a director, will be strongly considered. The Company does not pay a third party fee to assist in identifying and evaluating director nominees, but the Company does not preclude the potential for utilizing such services, if needed, as may be determined at the discretion of the Nominating Committee. No candidate that was recommended by a beneficial owner of more than five percent (5%) of the Company’s voting Common Stock was rejected. The “Trager Family Members” recommended all director nominees submitted to the Nominating Committee and the Company’s Board of Directors. The Nominating Committee received no other recommendations for any director nominees.

All Company directors and director nominees of record attended the 2009 Annual Meeting which was held on April 23, 2009. All Company directors and director nominees are requested and are expected to attend the 2010 Annual Meeting to be held on April 22, 2010.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee, which is comprised entirely of independent directors, is responsible for establishing the compensation of, and compensation policies for, Named Executive Officers (“NEOs”) of Republic.  The Company does not separately compensate its executive officers, all of whom are also executive officers of Republic Bank & Trust Company and are compensated directly by Republic Bank & Trust Company for their services.

Objectives of Republic’s Compensation Program.  The purpose of Republic’s Compensation Program is to establish and maintain suitable financial compensation and financial rewards for job performance that principally focuses on profit.  Other goals are assigned and attributed to the NEOs in the primary areas of loan and deposit growth, risk management and regulatory control, customer service and operations.

With respect to the NEOs in the Summary Compensation Table included in this proxy statement, the Committee also establishes specific goals in order to provide incentives for the NEOs to perform in the best interests of the Company and its shareholders and to provide measurable components against which the NEOs’ performance can be evaluated.  While other goals are defined and reviewed, gross operating profit is the central and most important goal.  Therefore, if profitability goals are met, compensation increases and bonuses will normally, but not necessarily, be awarded even if other goals are not fully achieved.

The NEOs are currently comprised of Bernard M. Trager, Chairman of the Executive Committee (the “CHAIR”); Steven E. Trager, President, Chairman of the Board and Chief Executive Officer (“CEO”); A. Scott Trager, Vice Chairman (“VC”); Kevin Sipes, Executive Vice President, Chief Accounting Officer and Chief Financial Officer (“CFO”); and William R. Nelson, President/Tax Refunds Solutions (“PRES/TRS”).

Compensation Elements.  The Company’s executive compensation program has three principal components: base salary, the NEO incentive compensation program or bonus program, and stock options. Base salary and the bonus program are annual programs.  The award of stock options is not typically an annual program.  The NEOs also participate in Company-wide employee benefit plans and are rewarded, as part of their base compensation, additional selected business-related perquisites such as, by way of example, car allowances and country club memberships.

Purpose of Republic’s Compensation Elements.  The primary purpose of the base salary component of Republic’s compensation program is to provide base compensation for ordinary living expenses.  The Company wants to provide its NEOs with a base salary that supports a reasonable lifestyle that is comparable to their high and visible standing in the community, that supports the demands from the community given that standing and their community visibility and also provides reasonable compensation for the performance of their duties and responsibilities directly associated with their executive officer status.  As long as the Company’s financial performance is deemed acceptable, additions to base salary are typically granted annually in response to cost of living factor increases and as a reward for performance. While the Committee considers cost of living adjustments when evaluating base pay, such adjustments are not automatic, but are also dependent on satisfactory earnings.  The Committee, in making this determination, uses its collective judgment and does not apply any particular formula or measurement.

Bonus potentials are used to provide the NEOs with an incentive to improve short-term and long-term Company performance.  Stock options are also granted from time to time to provide the NEOs with an incentive to maximize the Company’s financial performance, as well as to provide a retention incentive.

Establishment of Compensation Levels.  Republic’s compensation elements are designed to be generally competitive with similar employment opportunities or positions in similar sized companies in the metropolitan Louisville, Kentucky area. The Compensation Committee, however, does not rely on benchmarking to determine its compensation elements; rather, the Compensation Committee gives strong consideration to the recommendations of the CHAIR and the CEO, whose recommendations are based upon those officers’ subjective judgment, along with the knowledge and general awareness of the members of the Compensation Committee as active members of the metropolitan Louisville, Kentucky business community. The Compensation Committee does review various benchmarking publications to determine if compensation levels are within reasonable ranges as compared to those benchmarks, but they are not used to set compensation. The Compensation Committee has not previously engaged a third-party executive compensation consultant and has no immediate plans to do so in the future.

The CHAIR and CEO make specific executive compensation recommendations to the Compensation Committee on all compensation elements. The CHAIR recommends his own compensation, which, if reasonable in the subjective judgment of the Compensation Committee, is normally and historically accepted and approved by the Compensation Committee and ultimately the Board of Directors without modification. The CEO’s compensation is also largely, if not exclusively, dependent on the recommendation of the CHAIR and, if reasonable in the subjective judgment of the Compensation Committee, it also is normally accepted and approved by the Compensation Committee and ultimately the Board of Directors without modification. The compensation of the remaining NEOs is principally recommended by the CEO with input from the CHAIR. These recommendations, if reasonable in the subjective judgment of the Compensation Committee, are also normally accepted and approved by the Compensation Committee and ultimately the Board of Directors without change.  All salary and bonus executive compensation is approved by the Board of Directors after recommendation by the Compensation Committee.

NEO Incentive Compensation Program.  The NEO incentive compensation program is designed to reward those individuals who contribute through their own performance and their influence on others to achieve and exceed Republic’s financial goals. All NEO incentive compensation is tied to the Company’s current year budgeted gross operating profit goal as described above except for the PRES/TRS.  The PRES/TRS has goals expressly tied to the profitability of the Company’s Tax Refund Solutions business operating segment.  NEO incentive compensation is tied principally to the annual gross operating profit (before taxes) achieved as compared to the internal annual budget. The gross operating profit objective for 2009 was initially established at approximately $84.2 million, but was subsequently revised downward to $72.9 million by the Board of Directors as it was determined that certain economic factors developed during the year that were not within the control of management, thus rendering the budget, as originally approved, to be unrealistic.  The budgeted profit goal is designed to be a challenge to meet, but not impractical or impossible.  It is designed to provide an incentive for NEOs to achieve desired budgeted financial results. The profit goal should not be relied upon by any investor as an indication of management’s prediction of its future performance. The gross operating profit objective for 2010 is approximately $85.6 million.  The incentive compensation of the PRES/TRS is tied principally to the profitability of the TRS business segment and secondarily, in 2010, to satisfactory regulatory compliance at the TRS business segment.  The remaining NEO’s incentive is tied more closely to total banking profit, excluding income from the TRS banking segment.  In its discretion, the Company may modify its budgeted goals and the Compensation Committee may elect to exclude any extraordinary income or other items from its determination as to whether or not the financial goals were, in fact, met or substantially met.

The Compensation Committee, on recommendation of the CHAIR and the CEO, sets individual bonus potential at the end of each fiscal year to be applied to the next fiscal year for all NEOs.  The bonus potential for 2009 was $175,000 for the CHAIR, $185,000 for the CEO, $175,000 for the VC, $300,000 for the PRES/TRS and $125,000 for the CFO. The bonus potential for all NEOs remains unchanged for 2010 except for the PRES/TRS, whose bonus potential for 2010 was increased to $325,000 if the budgeted profit goal of $33.5 million at TRS is met or $425,000 if the budgeted profit goal of $41.0 million is met at TRS. By written agreement with each NEO, the bonus potential is subject to amendment either upward or downward at the discretion of the Compensation Committee; however, no such amendment to established bonus potential awards has previously occurred.

There are some occasions when an NEO other than the CHAIR or the CEO may be awarded bonus compensation based on factors such as competitive information about the salaries or bonuses paid for similar positions at other local companies or achievements other than profit, although no such bonuses above the stated bonus potential for any NEO were awarded in 2009.  Bonus awards are not payable until March 15th of the following fiscal year for which the bonuses, if any, were earned for all NEOs except the PRES/TRS, whose bonus, if approved, is paid during the fourth quarter of the Company’s fiscal year. An additional requirement for bonus payment is that the NEO receiving a bonus payment must be an employee in good standing as of the March 15th payment date or, in the case of the PRES/TRS, at the time of the payment in the fourth quarter of the fiscal year for which the bonus was awarded, or the bonus is not paid by the Company.

Overall Company stock performance is not a component of evaluation for the purpose of NEO incentive compensation. Republic’s stock is not actively traded and thus may be subject to market fluctuations beyond the reasonable control of management. Also, in the Compensation Committee’s view, the significant stock holdings of the CHAIR and his related interests and the CEO provide, in and of themselves, material executive management motivation to not only preserve but to grow shareholder value, particularly long-term shareholder value.

Ultimately, the Compensation Committee believes that reasonable and consistent earnings over time will translate into appropriate and favorable stock performance. The Compensation Committee’s policies are not designed to encourage Republic’s NEOs to manage the Company on a quarter to quarter time horizon or even solely over a one year time period.  Investment in capital improvements, product development and new market expansion can act to reduce short-term profits while providing for a larger future, longer-term profit potential and/or provide for the long-term soundness and sustainability of the Company’s operations and, thus, its long-term profit potential.  All of these factors are taken into account by the Compensation Committee in its subjective annual evaluation process and deliberations.

Results Rewarded under Republic’s Compensation Program.  All NEOs, except the CHAIR, who did not request nor receive a base salary increase and the PRES/TRS, who received a base salary increase in July of 2009 of 2.04%, received a modest base salary increase of approximately 2% effective January 1, 2010.

The principal result rewarded under Republic’s Compensation Program with respect to incentive based compensation is the degree of attainment of Company profit goals as determined by the budgeted income objectives. Consideration is given if profit objectives are not fully met due to factors beyond the control of the respective NEO. Such factors have historically included economic factors, regulatory changes impacting profit objectives, or management decisions that may impact current profitability in return for the potential for greater long-term profitability.  These decisions may include such things as banking center expansion or technology upgrades or other similar circumstances that were not evident when the budget was initially approved by Republic’s Board of Directors.  The NEO incentive compensation program is flexible and will take into account factors beyond the control of any NEO in determining the amount of compensation to be paid in any given year. If the Company’s budgeted gross operating profit goal is not achieved, then a percentage of the potential bonus payout may be awarded based on any intervening factors that may have been outside the control of the respective NEO, or as a result of meaningful profitability performance even though the budgeted profitability goal may not have been fully met or even materially met. Nonetheless, Republic’s compensation program does not automatically result in incentives being paid based on a percentage of any particular goal attainment.  Given the Company’s overall financial performance in 2009, but largely focusing on the profitability of the Company excluding the TRS business segment, all NEOs, except the PRES/TRS, were awarded approximately 60% of their full potential bonus awards, payable March 15, 2010.  This decision was largely attributable to the fact that the Bank’s profitability in 2009, exclusive of TRS, was $32.9 million, or approximately 74% of the budgeted goal for the Company, exclusive of TRS, of $44.4 million.  The PRES/TRS, whose bonus is tied only to the profitability of the TRS business segment, was paid a bonus of $300,000 during 2009.

Equity Compensation.  The Company’s primary form of equity-based incentive compensation is incentive stock options. This form of compensation has been historically used by the Company due to previously favorable accounting and tax treatment. Stock options are also granted by the Company’s competitors and the Compensation Committee believes stock options have been an expectation of business executives in Republic’s marketplace. Despite the ramifications from the adoption of the Financial Accounting Standards Board (“FASB”) ASC Topic 718, the Compensation Committee believes that stock options continue to provide a strong retention factor to enhance the Company’s ability to maintain the employment of its high performing executives. Additionally, Republic’s standard form of stock option agreement provides for a two (2) year prohibition, following the termination of employment of a stock option recipient, on the solicitation of any customer or the recruitment and hiring of any Company associate. The Company’s stock option agreement also has confidentiality requirements which act to protect the Company’s proprietary information. A violation of those provisions allows the Company to require a forfeiture of the option stock or the profits derived from the sale of that stock if sold. All options granted have a change in control provision providing for immediate vesting of any unexercised option grants.

With the exception of new hires or promotions, stock option grants recommended to the Compensation Committee by the CHAIR and the CEO are normally reviewed during the last calendar quarter when NEO performance during that calendar year can also be considered. In choosing the date for the grant of stock options, the Compensation Committee gives no consideration to market events; any relationship between the option grant date and the price of the Company’s stock on that date is strictly coincidental. No stock options were granted to any NEO during 2009.  This decision was not based on any failure of any NEO to meet any performance objective during 2009.

Post-Employment Benefits.  As described under the heading “Post-Employment Compensation” elsewhere in this proxy statement, Republic has entered into Officer Compensation Continuation Agreements with each of the NEOs, with the exception of Bernard M. Trager and William R. Nelson. As described herein, the Officer Compensation Continuation Agreements provide for the payment to an NEO terminated following a change in control equal to up to 24 months of the NEO’s base salary and benefits. The Company deems the agreements necessary for the maintenance of sound management and essential to protecting the best interests of the Company and its shareholders. The agreements are intended to encourage the NEOs to remain in the employment of the Company and to continue to perform their assigned duties without distraction in the face of potentially disruptive events that would normally surround a Company change in control.  Potential payments and benefits under these arrangements have no bearing on the Compensation Committee’s deliberations regarding all other compensation elements.  The Company has modified these agreements to conform them to changes in law under Section 409A of the Internal Revenue Code of 1986, as amended.

Republic Bank & Trust Company entered into a death benefit agreement with the CHAIR, Bernard M. Trager, effective September 10, 1996. The agreement provides for payment as described in more detail elsewhere in this proxy statement if Bernard M. Trager is a full-time employee in good standing at the date of his death.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the Compensation Committee:

Sandra Metts Snowden, Chairwoman

Craig A. Greenberg

Susan Stout Tamme

DIRECTOR COMPENSATION

During 2009, non-employee directors of Republic and its principal banking subsidiary received fees of $2,000 for each board meeting attended and fees ranging from $125 to $750, based on the particular committee, for each committee meeting attended. On occasion, brief, typically single-issue telephonic meetings may be held for which there is no compensation. Non-employee directors have the option of allocating their fees into a Director Deferred Compensation Plan. Compensation paid or deferred to directors of Republic during 2009 for services as a director of Republic were as follows:

DIRECTOR SUMMARY COMPENSATION TABLE

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(2)	All Other Compensation ($)	Total ($)

Craig A. Greenberg	19,550	—	—	—	1,034	—	20,584
Michael T. Rust	17,750	—	—	—	37,945	—	55,695
Sandra Metts Snowden	18,300	—	—	—	3,107	—	21,407
R. Wayne Stratton	19,875	—	—	—	1,877	—	21,752
Susan Stout Tamme	14,175	—	—	—	2,452	—	16,627

(1)               Bernard M. Trager, Steven E Trager and A. Scott Trager are not included in this table as they are employees of the Company and thus receive no compensation for their services as directors. The compensation received by these individuals is included in the “Summary Compensation Table.”

(2)               The amounts in column (f) reflect cash dividends and stock value appreciation on deferred compensation balances, which are deemed by the plan to be invested in Republic stock.  Cash dividends are accumulated and converted into stock equivalents on a quarterly basis.

CERTAIN INFORMATION AS TO MANAGEMENT

The following table contains information concerning the compensation received by Republic’s CEO, CFO and the other three most highly compensated executive officers, the Named Executive Officers, of Republic for the fiscal year ended December 31, 2009:

SUMMARY COMPENSATION TABLE

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)

Bernard M. Trager, Chairman of Executive Committee and Director	2009	587,000	105,000	—	—	—	—	28,174	720,174
	2008	587,000	175,000	—	—	—	—	36,113	798,113
	2007	587,000	—	—	—	—	—	29,825	616,825

Steven E. Trager, Chairman, President, CEO, and Director	2009	330,000	111,000	—	—	—	—	43,842	484,842
	2008	310,000	185,000	—	—	—	—	53,274	548,274
	2007	310,000	—	—	—	—	—	43,397	353,397

A. Scott Trager, Vice Chairman and Director	2009	325,000	105,000	—	—	—	—	44,654	474,654
	2008	300,000	175,000	—	61,727	—	—	46,231	582,958
	2007	300,000	—	—	—	—	—	36,262	336,262

William R. Nelson, President,Tax Refund Solutions	2009	247,917	300,000	—	—	—	—	11,591	559,508
	2008	236,667	300,000	—	16,461	—	—	22,200	575,328
	2007	163,702	—	—	55,270	—	—	19,688	238,660

Kevin Sipes, EVP, CFO and Chief Accounting Officer	2009	260,000	75,000	—	—	—	—	23,952	358,952
	2008	225,000	110,000	—	61,727	—	—	34,491	431,218
	2007	225,000	—	—	—	—	—	25,455	250,455

(1)    The amounts in column (d) reflect bonuses earned during the year and paid the following March 15th for achievement of corporate, individual and departmental goals, except for the PRES/TRS whose bonus was paid in the year listed.

(2)    The amounts in column (f) reflect the value of stock options granted in 2009 and earlier years to A. Scott Trager, William R. Nelson and Kevin Sipes, determined in accordance with FASB ASC Topic 718.  Assumptions used in the calculation of this value are included in Footnote 16 “Stock Plans and Stock Based Compensation” of the Company’s audited financial statements for the fiscal year ended December 31, 2009, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 11, 2010.

(3)    The amounts in column (i) include the following:

Name	401(k) Matching Contributions ($)	Life Insurance Policies ($)	Club Memberships ($)	Auto Allowance or Personal Use of Company Owned Vehicles ($)	Employee Stock Ownership Plan Allocation ($)*	Total ($)

Bernard M. Trager	9,800	521	10,545	4,837	2,471	28,174
Steven E. Trager	9,800	1,860	19,482	9,600	3,100	43,842
A. Scott Trager	9,800	1,860	19,197	10,697	3,100	44,654
William R. Nelson	9,800	744	—	—	1,047	11,591
Kevin Sipes	9,800	1,860	—	9,600	2,692	23,952

* - The amounts reflect the dollar value of 119.969 shares of stock for Bernard M. Trager, and 150.498 shares of stock each for Steven E. Trager and A. Scott Trager, and 50.804 shares of stock for William R. Nelson, and 130.671 shares of stock for Kevin Sipes, using the $20.60 closing price of the shares as of December 31, 2009, when those shares are allocated to the named executive officer pursuant to the terms of the Company’s Employee Stock Ownership Plan.  This plan was fully allocated on December 31, 2008.  The plan allocations during 2009 represent stock forfeited during the year by unvested terminated employees based on the relative compensation of all eligible participants in the plan as of the last day of each year.

GRANTS OF PLAN BASED AWARDS DURING 2009

There were no grants of plan based awards during 2009; therefore, no table is presented.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options (#)(1) Exercisable	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Bernard M. Trager	—	—	—	—	—	—	—	—	—
Steven E. Trager	—	—	—	—	—	—	—	—	—
A. Scott Trager	4,410	— 4,410 4,410 2,625 2,625 7,500 7,500	—	20.71 20.71 20.71 23.87 23.87 19.89 19.89	05/15/10 05/15/11 05/15/12 12/07/12 12/07/13 11/18/14 11/18/15	—	—	—	—
William R. Nelson	—	— 5,000 5,000 2,000 2,000	—	— 22.26 22.26 19.89 19.89	— 04/08/13 04/08/14 11/18/14 11/18/15	—	—	—	—
Kevin Sipes	4,410	— 4,410 4,410 2,625 2,625 7,500 7,500	—	20.71 20.71 20.71 23.87 23.87 19.89 19.89	05/15/10 05/15/11 05/15/12 12/07/12 12/07/13 11/18/14 11/18/15	—	—	—	—

(1) The first exercisable date for each option listed by expiration date is as follows:

Expiration Date	Exercisable Date
05/15/10	05/16/09
05/15/11	05/16/10
05/15/12	05/16/11
12/07/12	12/08/11
04/08/13	04/09/12
12/07/13	12/08/12
04/08/14	04/09/13
11/18/14	11/19/13
11/18/15	11/19/14

OPTIONS EXERCISES AND STOCK VESTED DURING 2009

	Option Awards		Stock Awards
(a) Name	(b) Number of Shares Acquired on Exercise (#)	(c) Value Realized on Exercise ($)	(d) Number of Shares Acquired on Vesting (#)	(e) Value Realized on Vesting ($)

Bernard M. Trager	—	—	—	—
Steven E. Trager	—	—	—	—
A. Scott Trager	12,154	118,137	—	—
William R. Nelson	—	—	—	—
Kevin Sipes	12,154	104,038	—	—

POST-EMPLOYMENT COMPENSATION

Republic Bank & Trust Company entered into a death benefit agreement with Bernard M. Trager which became effective September 10, 1996. The agreement provides, subject to certain conditions, for a payment in an amount equal to his average gross Internal Revenue Service (“IRS”) W-2 income-taxable compensation during the two (2) completed calendar years just prior to his death, multiplied by three. The payment is to be paid to the designated beneficiary in thirty-six consecutive equal installments, without interest. No benefit is payable if Bernard M. Trager is not a full-time employee in good standing as of his date of death, and, in exchange for the promised benefit, Bernard M. Trager has agreed not to solicit customers of the Bank or other institutions or divulge Company or Bank confidential information. The agreement terminates in the event of a change of control.

Republic entered into Officer Compensation Continuation Agreements with Steven E. Trager and A. Scott Trager, which became effective January 12, 1995.  Republic entered into an Officer Compensation Continuation Agreement with Kevin Sipes, which became effective June 15, 2001 (all collectively, “Agreements”). These Agreements provide for the payment of the executive officer’s base salary for up to a period of two (2) years in the event of disability or if, following the announcement of a potential change in control, or after an actual change in control, the executive officer terminates his employment for “Good Reason” or his employment is terminated other than pursuant to death or for “Cause,” as defined in the Agreements. “Good Reason” is defined to include a material diminution in duties or demotion, material change in benefit plans or fringe benefits, or a reduction in base salary.   In addition, any stock options or other similar rights will become immediately exercisable upon a change in control that results in termination, and benefits provided by the Bank are to continue for the salary continuation period, to the extent possible, or alternative benefits are to be secured. For purposes of these Agreements, a change in control includes the acquisition by a person of beneficial ownership of securities representing greater voting power than held by the “Trager Family Members” as a group or a reduction to less than 25% of the combined voting power of the stock held by the “Trager Family Members.”

Republic and its wholly-owned banking subsidiary, Republic Bank & Trust Company, approved separate Modification Agreements (collectively, “Modifications”) to the Agreements on February 15, 2006. Each Modification conformed the Agreement to changes in law enacted under section 409A of the Internal Revenue Code of 1986, as amended, and generally provided that payments under an Agreement to an executive who is a “key employee” may not commence earlier than six months following the executive’s separation from service from Republic and Republic Bank & Trust Company. The initial payment to an executive will include any make up payments that would have been made to the executive but for the delay due to the executive’s status as a “key employee.” In other respects, the original Agreements continue in effect, without change. The agreement signed by Kevin Sipes called for a lump sum payment at its present value, rather than continuation of periodic compensation payments.  The Modification for Kevin Sipes provided that his lump sum would not be paid earlier than six (6) months following his separation from service.  All of the Agreements limited the total value of the consideration paid to three times the five-year average of the executive’s prior taxable compensation, so as to avoid lost tax deductions or excise taxes under Internal Revenue Code Section 280G.

In 2008, each of these agreements was amended and restated to incorporate prior changes and to conform certain language and definitions, and clarify the timing of payment, to comply with Internal Revenue Code Section 409A final regulations.

The Agreements detailed above were renewed effective as of December 31, 2009 for a term to cover any change in control that occurs within three (3) years after that date. The Agreements are automatically extended for one (1) additional year at each December 31, to maintain a three (3) year coverage period, unless Republic gives notice to the executive(s) that it elects not to extend the Agreement(s).

Detail of executive agreements which trigger post-employment payments, trigger events and estimated payment amount/values follow:

Executive Name	Agreement Which Triggers Post- Employment Payments(1)	Trigger event	Estimated Payment Amount/Value (2)
Bernard M. Trager	Death Benefit Agreement	Death while employed and before a change in control	$2,043,309

Steven E. Trager	Officer Compensation Continuation Agreement	Termination of Employment after potential or actual Change in Control	$747,664

A. Scott Trager	Officer Compensation Continuation Agreement	Termination of Employment after potential or actual Change in Control	$739,288

Kevin Sipes	Officer Compensation Continuation Agreement	Termination of Employment after potential or actual Change in Control	$567,917

(1)                                  Each of these agreements is described in more detail above.

(2)                                  The estimated values are determined based on the Agreements’ terms, and assuming a trigger event for payment occurred on December 31, 2009. In the case of the Officer Compensation Continuation Agreements, the value of benefits continuing for up to 24 months was assumed to be equal to two times the Bank’s cost of health, life, long-term disability, 401(k) and ESOP benefits for the executive for the fiscal year ending 2009.  While vesting accelerates on stock options upon a change in control, because all stock options have an exercise price of more than the closing price of Republic’s stock as of the last trading date in 2009 (December 31, 2009), no value is included for this acceleration of vesting.  Each such agreement includes a cap on the total amounts owed based on the limits of Internal Revenue Code Section 280G, that cap is not expected to reduce the amounts payable for any of these executives.

AUDIT COMMITTEE REPORT

The Audit Committee has furnished the following report:

It is the responsibility of management to prepare the consolidated financial statements and the responsibility of Crowe Horwath LLP, Republic’s independent registered public accounting firm, to audit the consolidated financial statements in accordance with the United

States Generally Accepted Accounting Standards.  The Audit Committee has adopted a written charter describing the functions and responsibilities of the Audit Committee.

In connection with its review of Republic’s consolidated financial statements for 2009, the Audit Committee has:

•                  Reviewed and discussed the audited consolidated financial statements with management;

•                  Discussed with the independent registered public accounting firm, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380);

•                  Received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with the independent registered public accounting firm, the independent registered public accounting firm’s independence; and,

•                  Approved the audit and non-audit services of the independent registered public accounting firm for 2009.

The Audit Committee has also discussed with management and the independent registered public accounting firm, the quality and adequacy of Republic’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Audit Committee reviewed with the independent registered public accounting firm their audit plans, audit scope and identification of audit risks. The Audit Committee has procedures in place to receive and address complaints regarding accounting, internal control, or auditing and other Company issues.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included as presented in Republic’s Annual Report on Form 10-K for the year ended December 31, 2009.

Members of the Audit Committee:

R. Wayne Stratton, CPA, Chairman

Michael T. Rust

Sandra Metts Snowden

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Certain directors and executive officers, including certain members of the Compensation Committee and members of their immediate families and affiliates, were clients of and had transactions with Republic, Republic Bank & Trust Company or Republic Bank (“the Bank”) during 2009. Transactions which involved loans or commitments by the Bank were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collection or present other unfavorable features.

Susan Stout Tamme is the President and CEO of Baptist Healthcare System, Inc. doing business as Baptist Hospital East, a hospital that leases space to Republic. Fees paid by Republic totaled $13,000 for the year ended December 31, 2009.

Craig A. Greenberg is of counsel to the law firm of Frost Brown Todd, LLC, a law firm that provides general legal services to Republic.  Fees paid by Republic totaled $178,000 for the year ended December 31, 2009.

CERTAIN OTHER RELATIONSHIPS AND RELATED TRANSACTIONS

With respect to transactions involving the Company and its directors, officers, and 5% stockholders, the Audit Committee’s charter provides that it will conduct an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis, and the approval by the Audit Committee is required for all such transactions (other than transactions governed by Regulation O of the Board of Governors of the Federal Reserve System, which have received the approval of the Board of Directors of the Company’s bank subsidiaries).  In reviewing a related party transaction, the Audit Committee considers the material terms of the transaction, including whether the terms are generally available to an unaffiliated third party under similar circumstances.  In addition, the Board of Directors is informed of such related party transactions.

Leasing Arrangements.  Within the Louisville, Kentucky, metropolitan area, Republic leases space in buildings owned by Bernard M. Trager, Chairman of Republic and Jean S. Trager, his spouse, and limited liability companies whose sole managing member is Jaytee, a partnership in which they own controlling interests and a shareholder of Republic. Relatives of Bernard M. Trager, including Steven E. Trager and A. Scott Trager, each a director and executive officer of Republic, are also partners in Jaytee. See notes to the table under “Share Ownership.” The buildings include Republic Corporate Center, which serves as both the Company’s main office and administrative headquarters in Louisville, Kentucky, and is owned and leased by Teeco Properties, which is owned by Bernard M. Trager. During 2009, additional leasing relations included Republic Bank & Trust Company’s Hurstbourne Parkway banking center which is owned and leased to Republic Bank & Trust Company by Jaytee — Hurstbourne, LLC, the Bardstown Road banking center which is owned and leased to Republic Bank & Trust Company by Jaytee — Bardstown, LLC and the Springhurst banking center which is owned and leased to Republic Bank & Trust Company by Jaytee — Springhurst, LLC.  In addition, space at the Republic Plaza location is owned and leased to Republic Bank & Trust Company by Jaytee Properties II SPE, LLC, of which Steven E. Trager is manager.  Under certain of these lease arrangements, Republic was responsible for the fit-up and certain build out costs associated with the leased premises at those facilities. Altogether, these affiliates currently lease approximately 168,000 square feet to Republic Bank & Trust Company and Republic Bank & Trust Company pays $261,615 per month in rent, with lease terms expiring between 2010 and 2019. The aggregate annual amount paid under these affiliate leasing arrangements in 2009 was

$3,132,000.  In accordance with the Audit Committee charter, each of the above leasing transactions was approved by the Board of Directors and the Audit Committee and all were determined by the Board of Directors and the Audit Committee to be on terms comparable to those that could have been obtained from unaffiliated parties.

Right of First Offer Agreement.  On September 19, 2007, Republic entered into a Right of First Offer Agreement (the “Agreement”) with Teebank Family Limited Partnership (“Teebank”), and Bernard M. Trager and Jean S. Trager (collectively, the “Tragers”).

The Agreement does not restrict Teebank’s sale of shares of Republic common stock up until the trigger date (the “Trigger Date”) of the second to die of the Tragers.  If Teebank desires to sell to a third party up to 1,000,000 shares of Class A common stock in the nine (9) months following the Trigger Date, Teebank must first offer the shares to Republic.  Republic then has twenty (20) business days after the notice of a proposed sale to exercise the option, subject to satisfaction of any required regulatory notice requirements and receipt of all required regulatory approvals within sixty (60) days of the option exercise.  The option exercise price is the Fair Market Value, as defined in the Agreement, of the shares on the closing date.  Teebank is not required to consummate the transaction if the Fair Market Value on the closing date is less than 95% of the Fair Market Value on the date Teebank first gave notice of the proposed sale.  Republic can exercise the option only if a majority of Republic’s independent directors determine at the time of exercise that the exercise is in Republic’s best interests.

The Agreement terminates on the first to occur of the following: (i) a Change in Control, as defined in the Agreement, of Republic, (ii) Republic’s duty to file reports required under Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 is suspended, or (iii) fourteen (14) months following the Trigger Date.  In addition, Teebank may terminate the Agreement following a material change in the anticipated impact of the estate tax laws and regulations upon the Tragers or their estates.

Related Officers.  Bernard M. Trager, Steven E. Trager, A. Scott Trager and Barbara Trager are relatives. Bernard M. Trager is the father of Steven E. Trager and the uncle of A. Scott Trager and Barbara Trager, a non-executive of Republic. A. Scott Trager and Barbara Trager are siblings. Barbara Trager, Senior Vice President and Director of Retail Operations received salary of $125,000, a bonus of $20,000, auto allowance of $9,600 and other standard miscellaneous employee perquisites in 2009.

Relationships with Directors.  There are no additional relationships with Republic directors not described in this section or the previous section of this proxy statement titled “Compensation Committee Interlocks and Insider Participation.”

Indebtedness of Management.  There is no absolute prohibition on personal loans to directors or executive officers of insured depository institutions. However, Federal banking laws require that all loans or extensions of credit by the Bank to the Company’s or the Bank’s executive officers and directors be made on substantially the same terms, including interest rate and collateral requirements, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. These loans must be of a type generally made available to the Company’s employees or the public at large.  In addition, loans made to Company or the Bank’s directors must be approved in advance by a majority of the disinterested members of the Board of Directors.

During 2009, directors and executive officers of Republic and other persons or entities with which they are affiliated or with whom they are members of the same immediate family were customers of and had in the ordinary course of business banking transactions with Republic. All loans included in such transactions were generally available to the public, were made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons, which loans do not involve more than the normal risk of collection or present other unfavorable features. As of December 31, 2009, directors, named executive officers and principal shareholders of Republic had loans outstanding of $23.27 million.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Republic’s officers, directors and greater than 10% beneficial owners to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers and directors are required to furnish Republic with copies of all Section 16(a) forms filed. Based solely upon review of copies of such forms received, or written representations that there were no unreported holdings or transactions, Republic believes that for the most recent fiscal year all Section 16(a) filing requirements applicable to its officers, directors and 10% beneficial owners were complied with on a timely basis.

SOLICITATION OF PROXIES

The cost of solicitation of proxies by the Board of Directors will be borne by Republic.  Some of Republic’s directors and officers who will receive no additional compensation may solicit proxies in person and by telephone, electronic media, facsimile, and mail from brokerage houses and other institutions, nominees, fiduciaries and custodians, who will be requested to forward the proxy materials to beneficial owners of the Class A Common Stock and Class B Common Stock. Republic will, upon request, reimburse such intermediaries for their reasonable expenses in forwarding proxy materials but will not pay fees, commissions, or other compensation.

PROPOSAL TWO: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On March 4, 2010, the Audit Committee selected Crowe Horwath LLP to serve as Republic’s independent registered public accounting firm and auditors for the fiscal year ending December 31, 2010.  On behalf of Republic’s Board of Directors, the Audit Committee of the Board retained Crowe Horwath LLP to audit the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting for 2010.  Crowe Horwath LLP was chosen based on its performance in prior years, its responsiveness, technical expertise and the appropriateness of fees charged.

Crowe Horwath LLP has served as Republic’s independent registered public accounting firm since the 1996 fiscal year. The Company’s independent registered public accounting firm leases space from Jaytee-Springhurst, LLC, a limited liability company whose sole managing member is Jaytee, a Kentucky limited partnership of which the Chairman of the Executive Committee, President & CEO and Vice-Chairman of Republic are partners.  The Company and Crowe Horwath LLP have determined that such leases constitute arm’s length transactions and comply with all applicable independence standards.  Crowe Horwath LLP representatives are expected to attend the 2010 Annual Meeting and will be available to respond to appropriate shareholder questions and will have the opportunity to make a statement if they desire to do so.

We are asking our shareholders to ratify the selection of Crowe Horwath LLP as our independent registered public accounting firm for 2010.  Although ratification is not required by the Company’s bylaws or otherwise, the Board is submitting the selection of Crowe Horwath LLP to our shareholders as a matter of good corporate practice.  If the selection is not ratified, the Audit Committee will consider whether or not it is appropriate to select another independent registered public accounting firm.  Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of Republic and its shareholders.

The Board of Directors recommends a vote for the proposal to ratify the selection of Crowe Horwath LLP as the Company’s independent registered public accounting firm for 2010.

AUDIT FEE TABLE

Year	Audit Fees	Audit Related Fees	All Other Fees

2009	$278,175	$2,450	$10,600
2008	$264,000	$62,050	$9,000

The Audit Committee has approved all services provided by Crowe Horwath LLP during 2009. Additional details describing the services provided in the categories in the above table are as follows:

Audit Related Fees

Fees for audit related services provided by Crowe Horwath LLP, as disclosed in the above “Audit Fee Table,” primarily include assistance with the review of various accounting standards and collateral opinion audit for the Company’s borrowings with the Federal Home Loan Bank.

All Other Fees

Fees for all other services provided by Crowe Horwath LLP, as disclosed in the above “Audit Fee Table,” relate to a 401(k) benefit plan audit.

The Audit Committee of the Board of Directors has determined that the provision of the services covered under the caption “Audit Related Fees” above, is compatible with maintaining the independent registered public accounting firm’s independence.

Pre-Approval Policies and Procedures

The Audit Committee’s charter provides that the committee will pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 which are approved by the Audit Committee before the completion of the audit.  The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting.

SHAREHOLDERS’ COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders who want to communicate in writing with the Board of Directors, or specified directors individually, may send proposed communications to Republic’s Corporate Secretary, Michael A. Ringswald at 601 West Market Street, Louisville, Kentucky 40202.  The proposed communication will be reviewed by the Audit Committee and the General Counsel.  If the communication is appropriate and serves to advance or improve the Company or its performance, contains no objectionable material or language, is not unreasonable in length, is directly applicable to the business of Republic, it is expected that the communication will receive favorable consideration for presentation to the Board of Directors or appropriate director(s).

OTHER MATTERS

The Board of Directors does not know of any matters to be presented at the Annual Meeting other than as specified in this proxy statement.  If, however, any other matters should properly come before the 2010 Annual Meeting, it is intended that the persons named in the enclosed proxy, or their substitutes, will vote such proxy in accordance with their best judgment on such matters.

SHAREHOLDER PROPOSALS

Shareholders who desire to present proposals at the 2011 Annual Meeting must forward them in writing to the Secretary of Republic so that they are received no later than November 12, 2010, in order to be considered for inclusion in Republic’s proxy statement for such meeting.  Shareholder proposals submitted after January 26, 2011, will be considered untimely, and the proxy solicited by Republic for next year’s Annual Meeting may confer discretionary authority to vote on any such matters without a description of them in the proxy statement for that meeting.

ANNUAL REPORT

Republic’s 2009 Annual Report on Form 10-K, with certain exhibits, is enclosed with this proxy statement.  The 2009 Annual Report on Form 10-K does not form any part of the material for the solicitation of proxies.

Any shareholder who wishes to obtain a copy, without charge, of Republic’s Annual Report on Form 10-K for its fiscal year ended December 31, 2009, which includes financial statements and financial statement schedules, and is required to be filed with the Securities and Exchange Commission, may contact Michael A. Ringswald, Secretary, at 601 West Market Street, Louisville, Kentucky 40202, or at telephone number (502) 561-7112.

BY ORDER OF THE BOARD OF DIRECTORS

Michael A. Ringswald, Secretary

Louisville, Kentucky
March 12, 2010

Please vote at www.investorvote.com/RBCAA or mark, date, sign, and return the enclosed proxy as promptly as possible, whether or not you plan to attend the 2010 Annual Meeting in person. If you do attend the 2010 Annual Meeting, you may still vote in person, since the proxy may be revoked at any time prior to its exercise by delivering a written revocation of the proxy to the Secretary of Republic.

<STOCK#> NNNNNNNNNNNN NNNNNNNNNNNNNNN 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 NNNNNNN 0 2 4 5 6 6 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNNNN C 1234567890 J N T C123456789 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 015BMA 8 1 A V + Annual Meeting Proxy Card . Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2. Change of Address — Please print new address below. 01 - Craig A. Greenberg 04 - R. Wayne Stratton 07 - A. Scott Trager 02 - Michael T. Rust 05 - Susan Stout Tamme 08 - Steven E. Trager 03 - Sandra Metts Snowden 06 - Bernard M. Trager 1. Election of Directors: For Withhold For Withhold For Withhold Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. B Non-Voting Items For Against Abstain 2. Ratification of the appointment of Crowe Horwath LLP as the independent registered public accountants for the year ending December 31, 2010. If no choice is specified, this proxy will be voted for the above-named nominees and for the ratification of the appointment of Crowe Horwath LLP as the independent registered public accountants, in accordance with the recommendations of the Board of Directors, with the discretionary authority contained in the proxy statement. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting including matters incident to its conduct. [1]IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.[1] Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 7:00 a.m., Eastern Time, on April 22, 2010. Vote by Internet • Log on to the Internet and go to www.investorvote.com/RBCAA • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message. 1234 5678 9012 345

. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned shareholder of Republic Bancorp, Inc. hereby nominates and appoints Sandra Metts Snowden and R. Wayne Stratton, with power to act without the other and with full power of substitution, as the undersigned’s true and lawful attorney(s) to vote all of the Class A Common Stock and Class B Common Stock of Republic Bancorp, Inc., standing in the undersigned’s name on the Corporation’s books at the close of business February 16, 2010, with all the powers the undersigned would possess if present in person, at the Annual Meeting of Shareholders to be held on April 22, 2010, or any adjournment thereof. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. (Continued and to be signed on reverse side.) Proxy — Republic Bancorp, Inc. [1]IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.[1]